EXHIBIT 16.1


                                            [LOGO]   ANDERSEN

                                                Arthur Andersen LLP
                                                633 West Fifth Street
                                                Los Angeles, CA  90071-2006

                                                Tel 213 614 6500
                                                Fax 213 614 6670

                                                www.andersen.com

March 22, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read the second, third and fourth paragraphs of Item 4 included in the Form 8-K dated March 22, 2002 of Occidental Petroleum Corporation and subsidiaries filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP